STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this “Agreement”) dated as of February 15, 2006, by and among Gecko Energy Technologies, Inc., a Delaware corporation (the “Company”), Millennium Cell Inc., a Delaware corporation (“MCEL”), Ronald J. Kelley (“Kelley”), and Steven D. Pratt (“Pratt,” together with Kelley, the “Founders” and collectively with MCEL and Kelley, the “Stockholders”).

RECITALS

WHEREAS, each of the Stockholders is the beneficial owner of the number of shares of Common Stock, no par value, of the Company (“Common Stock”) set forth on Exhibit A attached hereto with respect to such Stockholder;

WHEREAS, the Company and MCEL have entered into that Joint Development Agreement dated as of the date hereof (the “Joint Development Agreement”), pursuant to which MCEL acquired shares of Common Stock and may acquire additional shares of Common Stock in the future;

WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to closing the transactions contemplated by the Joint Development Agreement; and

WHEREAS, the parties hereto desire to provide for the future voting of shares of the Company’s capital stock, impose certain restrictions upon the assignment, sale, transfer or other disposition of the Company’s capital stock and to set forth certain other rights and obligations of the Company and the Stockholders with respect to the Company’s capital stock.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

DEFINITIONS

  Defined Terms. Capitalized terms used herein are defined as follows:

(a)  “Acceptance Notice” has the meaning set forth in Section 3.2(a).

(b)  “Affiliate” means, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,”“controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

(c)  “Beneficially Owned” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act, except that paragraph (d)(1) of Rule 13d-3 shall not apply to this Agreement.

(d)  “Board of Directors” means the board of directors of the Company.

(e)  “Business Day” means any day other than a Saturday, Sunday or a day when banks in New York City are authorized or required by law to be closed.

(f)  “Certificate of Incorporation” means the Certificate of Incorporation of the Company.

(g)  “Common Stock” has the meaning set forth in the Recitals.

(h)  “Company” has the meaning set forth in the Preamble.

(i)  “Convertible Securities” means, collectively, any evidences of indebtedness, shares or other securities of the Company directly or indirectly convertible into, or exercisable or exchangeable for, Common Stock.

(j)  “Drag-Along Sale” has the meaning set forth in Section 5.1(a).

(k)  “Drag-Along Seller” has the meaning set forth in Section 5.1(a).

(l)  “Drag-Along Transfer Notice” has the meaning set forth in Section 5.1(b).

(m)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, of the United States and the rules and regulations promulgated thereunder.

(n)  “First Closing” has the meaning set forth in the Joint Development Agreement.

(o)  “Liens” means any liens, claims, security interests, options, charges or other encumbrances.

(p)  “New Securities” means the Company’s Common Stock, Convertible Securities and Options, whether authorized now or in the future, and rights, options or warrants to purchase such securities.

(q)  “Options” means any and all options, warrants or other similar rights to subscribe for, purchase or otherwise directly or indirectly acquire Common Stock or Convertible Securities.

(r)  “Permitted Issuances” means issuances by the Company of any of the following securities: (i) securities issued in connection with any employee benefit plan which has been approved by the Board of Directors, pursuant to which the Company’s securities may be issued to any employee, officer, consultant or director for services provided to the Company, subject to a maximum of three percent (3%) of the then outstanding Common Stock of the Company; (ii) securities issued upon the exercise or conversion of Options or Convertible Securities; (iii) securities issued in connection with any stock split, stock dividend, recapitalization or similar transaction by the Company; (iv) Common Stock issued to MCEL pursuant to the Joint Development Agreement; and (v) Options to acquire any of the foregoing securities.

(s)  “Permitted Transferee” means a recipient of a Transfer permitted under Section 2.2.

(t)  “Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company or other entity.

(u)  “Preemptive Rights Closing” has the meaning set forth in Section 6.3.

(v)  “Preemptive Rights Notice” has the meaning set forth in Section 6.1.

(w)  “Proposed Purchaser” has the meaning set forth in Section 3.1.

(x)  “Proposed Transferor” has the meaning set forth in Section 3.1.

(y)  “Pro Rata Share” means, for purposes of Article VI, the percentage of New Securities being issued by the Company in the Subject Issuance that each Subscribing Stockholder shall be entitled to purchase, which percentage shall be determined by dividing the number of Shares Beneficially Owned by such Subscribing Stockholder by the aggregate number of Shares of the Company outstanding immediately prior to the Subject Issuance.

(z)  “Public Offering” means the public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock for the account of the Company to the public.

(aa)  “Qualified IPO” means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Common Stock for the account of the Company to the public with aggregate gross proceeds (before deduction of expenses and underwriters’ commissions) to the Company of at least $30,000,000.

(bb)  “ROFR Offer” has the meaning set forth in Section 3.1.

(cc)  “Sale Percentage” has the meaning set forth in Section 3.1.

(dd)  “Securities Act” means the Securities Act of 1933, as amended, of the United States and the rules and regulations promulgated thereunder.

(ee)  “Shares” means, with respect to any Stockholder, all shares of Common Stock now Beneficially Owned or hereafter acquired by such Stockholder and all Convertible Securities and Options now Beneficially Owned or hereafter acquired by such Stockholder.

(ff)  “Subject Issuance” has the meaning set forth in Section 6.1.

(gg)  “Subscribing Stockholder” has the meaning set forth in Section 6.2.

(hh)  “Tag-Along Notice” has the meaning set forth in Section 4.1.

(ii)  “Tag-Along Sale” has the meaning set forth in Section 4.1.

(jj)  “Transfer” means any sale, assignment, pledge, encumbrance, transfer or other hypothecation or disposition, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

(kk)  “Transfer Shares” has the meaning set forth in Section 3.1.

(ll)  "Voting Shares" means all Shares Beneficially Owned by a Stockholder, together with any Shares or other voting securities of the Company that are acquired or Beneficially Owned by such Stockholder after the date of this Agreement, whether upon the exercise of Options, conversion of Convertible Securities or otherwise, or over which such Stockholder has, directly or indirectly, the right to vote.

TRANSFER OF SHARES

  Restrictions on Transfer. No Stockholder nor any of their respective Permitted Transferees hereunder shall Transfer, attempt to Transfer or permit to be Transferred, any Shares (or any interest therein) Beneficially Owned now or in the future by such Stockholder to any other Person except as expressly provided in this Agreement and except to the extent not expressly restricted or limited by this Agreement. No Transfer or attempted Transfer in violation of this Agreement shall be made or recorded on the books and records of the Company and any such Transfer or attempted Transfer shall be void ab initio and of no force or effect. Subject to the terms of this Agreement, the Stockholders shall be entitled to exercise all rights of ownership of their respective Shares.

  Certain Permitted Transfers. Notwithstanding the general prohibition on Transfers contained in Section 2.1, the Company and the Stockholders acknowledge and agree that any of the following Transfers shall be deemed permitted Transfers, subject to the requirements of Section 2.3 (and subject to any other contractual or legal restrictions applicable to such Stockholder):

  a Transfer made in accordance with Articles III, IV or V;

  a Transfer made pursuant to a Public Offering;

  a Transfer made by a Stockholder without consideration (i) to an Affiliate, (ii) if such Stockholder is a partnership, to its partners or former partners in accordance with their partnership interests, (iii) if such Stockholder is a corporation, to its stockholders in accordance with their interest in such corporation, or (iv) if such Stockholder is a limited liability company, to its members or former members in accordance with their interest in such limited liability company;

  upon the death of any Stockholder who is a natural Person, a Transfer of shares pursuant to a will or other instrument taking effect at death of such Stockholder or pursuant to the applicable laws of descent and distribution to such Stockholder’s estate, executors, administrators and personal representatives, and then to such holder’s heirs, legatees or distributees; or

  if a Stockholder is a natural Person, a Transfer for nominal consideration or as a gift (i) to such Stockholder’s spouse, parents, siblings or issue, (ii) to a trust or custodial account, the beneficiaries of which include only the Stockholder and/or such Stockholder’s spouse or issue, provided that such Stockholder is trustee of the trust or custodial account and retains sole voting power or control with respect to the Shares held in trust and the trust documents provide for compliance with the provisions of this Agreement, or (iii) to a corporation or partnership, the stockholders or partners (as the case may be) of which include only the Stockholder and/or such Stockholder’s spouse or issue; provided, however, in each case that the Company shall be entitled to receive, upon request, a legal opinion reasonably acceptable to it from the transferor (and obtained at the transferor’s expense) to the effect that such Transfer is in compliance with applicable federal and state securities laws.

  Conditions to Transfer. No Transfer permitted under the terms of this Article II shall be effective unless and until the transferee of such Shares, if not already bound by the terms of this Agreement, shall agree in writing to become a party to, and to be bound by the terms and provisions of, this Agreement, and shall agree that the Shares or other securities acquired by it pursuant to any Transfer shall be subject to the terms of this Agreement. No Transfer of Shares shall be required to be recognized by the Company unless and until the transferee has executed such undertaking. Upon any Transfer of Shares in accordance with the provisions of this Agreement, the transferee of a Stockholder shall have the rights and obligations of a Stockholder hereunder; provided, however, that no Transfer by any Stockholder to a Permitted Transferee shall relieve such Stockholder of any of its obligations hereunder.

RIGHT OF FIRST REFUSAL

  The Offer. If at any time a Founder or any of its Permitted Transferees (for purposes of Articles III and IV, the “Proposed Transferor”) shall receive a bona fide written offer and desires to Transfer, directly or indirectly, all or any part of the Shares then Beneficially Owned by such Proposed Transferor to any Person (a “Proposed Purchaser”) (other than a Transfer (a) pursuant to a Public Offering, (b) to a Permitted Transferee, or (c) pursuant to Article IV or Article V), then at least thirty (30) days prior to consummating such Transfer, the Proposed Transferor shall deliver a written notice (a “ROFR Offer”) to the Company and MCEL specifying: (i) the number and class of Shares proposed to be Transferred by the Proposed Transferor (the “Transfer Shares”), (ii) the name and address of the Proposed Purchaser in such proposed Transfer, (iii) the proposed consideration, the specific payment terms (deferred, contingent or otherwise) and any other material terms and conditions of such proposed Transfer, (iv) the fraction, expressed as a percentage, determined by dividing the number of Shares to be purchased from the Proposed Transferor in the Proposed Transfer by the total number of Shares Beneficially Owned by the Proposed Transferor as of the date of such ROFR Offer (the “Sale Percentage”), and (v) that the Proposed Purchaser has been informed of the right of first refusal rights in this Article III and the tag-along rights set forth in Article IV, and has agreed to comply with the terms hereof and thereof, subject to the limitation set forth in Section 4.3.

  Right of First Refusal. Upon receipt of the ROFR Offer, MCEL shall have the right, exercisable upon written notice thereof (an “Acceptance Notice”) to the Proposed Transferor, with a copy to the Company, delivered within twenty (20) days after its receipt of the ROFR Offer, to purchase all of the Transfer Shares, upon the terms and subject to the conditions set forth in the ROFR Offer.

  ROFR Closing. The closing of the purchase of the Transfer Shares by MCEL, if any, pursuant to this Article III shall take place at the principal office of the Company (or such other location as agreed by the relevant parties) within sixty (60) days following the date of the ROFR Offer (or if such sixtieth (60th) day is not a Business Day, then on the next succeeding Business Day) or as soon as practicable thereafter as agreed by the relevant parties. At each such closing, the Proposed Transferor shall cause the Company to deliver to MCEL an original certificate or certificates evidencing the Transfer Shares to be purchased by MCEL, free and clear of all Liens and duly endorsed for transfer, against payment to the Proposed Transferor of the consideration therefor.

  Form of Consideration. All payments for Transfer Shares pursuant to this Article III shall be made in accordance with the payment terms specified in the ROFR Offer (deferred, contingent or otherwise) and shall be made in cash, notwithstanding any other payment terms offered to the Proposed Transferor by the Proposed Purchaser. If the proposed consideration for any such sale specified in the ROFR Offer is to be paid in any property other than cash, the Company shall engage and instruct a reputable independent accounting firm (not acting or representing the Company in other matters at that time) to prepare a valuation of such property. The costs of such accounting firm in respect of such valuation shall be borne by the Company.

  Sale to Third Party. If MCEL elects to purchase less than all of the Transfer Shares proposed to be offered by the Proposed Transferor as set forth in the ROFR Offer, then MCEL’s right of first refusal with respect to the Transfer Shares pursuant to this Article III shall cease and, subject to compliance with Article IV, the Proposed Transferor may Transfer the Transfer Shares to the Proposed Purchaser within ninety (90) days following the date of the ROFR Offer (or if such ninetieth (90th) day is not a Business Day, then on the next succeeding Business Day), for a price and upon other terms no more favorable in the aggregate than those specified in the applicable ROFR Offer. The closing of such sale shall take place at the principal office of the Company (or such other location mutually agreeable to the relevant parties). Promptly following any Transfer pursuant to this Section 3.5, the Proposed Transferor shall provide written notice to the Company and MCEL of the consummation and terms thereof. If the Proposed Transferor has not consummated the Transfer of all of the Transfer Shares within such ninety (90) day period, the Transfer Shares may not be Transferred by the Proposed Transferor without again complying with this Article III in its entirety. If the Proposed Transferor determines at any time within such ninety (90) day period that the Transfer of all or any part of such Transfer Shares at a price and on terms permitted by this Article III is impractical, such Proposed Transferor may terminate all attempts to Transfer such Transfer Shares and recommence the procedures of this Article III in their entirety without waiting for the expiration of such ninety (90) day period by delivering written notice of such decision to the Company.

TAG-ALONG RIGHTS

  Tag-Along Notice. If, after complying with the right of first refusal procedures contained in Article III, the Proposed Transferor wishes to proceed with the proposed Transfer (other than a Transfer (a) pursuant to a Public Offering or (b) pursuant to a tag-along right pursuant to this Article IV or (c) to a Permitted Transferee) (a “Tag-Along Sale”) to the Proposed Purchaser, the Proposed Transferor shall provide written notice (a “Tag-Along Notice”) thereof to MCEL at least thirty (30) days prior to the proposed effective date of such proposed Tag-Along Sale. The Tag-Along Notice shall include the proposed effective date of the Tag-Along Sale and any terms and conditions of the Tag-Along Sale to the extent that they differ in any material respect from the terms and conditions set forth in the ROFR Offer.

  Tag-Along Right. If MCEL desires to participate in a Tag-Along Sale upon the terms and subject to the conditions set forth in the ROFR Offer (as such terms and conditions may have been modified as set forth in the Tag-Along Notice), MCEL shall deliver a written notice to the Proposed Transferor, with a copy to the Company, within twenty (20) days after its receipt of the Tag-Along Notice from the Proposed Transferor. Such notice shall specify the number of MCEL’s Shares (not in any event to exceed the Sale Percentage with respect to Shares Beneficially Owned by MCEL) which MCEL desires to have included in the Tag-Along Sale.

  Reduction of Shares. The Proposed Transferor shall use commercially reasonable efforts to have included in the proposed Tag-Along Sale the entire number of Shares which MCEL requested to have included in the Tag-Along Sale. In the event that the Proposed Purchaser is unwilling to purchase any or all of the Shares requested to be included in the Tag-Along Sale, then the number of Shares to be sold to such Proposed Purchaser shall be allocated among the Proposed Transferor and MCEL in proportion, as nearly as practicable, to the respective number of Shares which each such selling Stockholder proposes to sell in the Tag-Along Sale.

  Tag-Along Sale Terms. In the event that MCEL shall participate in a Tag-Along Sale, MCEL shall, at or prior to the closing of any such proposed Tag-Along Sale, execute any purchase agreement or other certificate, instrument or other agreement required by the Proposed Purchaser to consummate the proposed Tag-Along Sale, subject to the last sentence of this Section 4.4. MCEL shall not be required to comply with Article III in respect of a Transfer pursuant to this Article IV. The obligations of MCEL with respect to a Tag-Along Sale are subject to the satisfaction of the following conditions (unless waived in writing): (a) the Proposed Transferor and MCEL shall receive the same per Share amounts and the same timing (deferred, contingent or otherwise) and forms of consideration (and in the same relative proportions if more than one form is received) under such Tag-Along Sale; provided, however, that each such seller acknowledges that appropriate reduction will be made, if required by applicable law, for appropriate tax withholdings; (b) MCEL shall not be required to make any representations or warranties in connection with such Tag-Along Sale except as to (i) good title and the absence of Liens with respect to MCEL’s Shares being sold, (ii) the valid existence, authority and good standing of MCEL, (iii) the validity and binding effect (subject only to the usual and customary qualifications) of (as against MCEL) any agreement entered into by MCEL in connection with such Tag-Along Sale, and (iv) the absence of any conflicts under the charter documents and material agreements of MCEL or applicable law; and (c) MCEL shall not be required to provide any indemnities in connection with such Tag-Along Sale except for indemnities for losses resulting from a breach of the above-stated representations and warranties.

  Tag-Along Closing. The closing of a Tag-Along Sale pursuant to this Article IV shall take place at the time and place set forth in the Tag-Along Notice or such other time and place as the Proposed Transferor shall specify by notice to MCEL. At the closing of such Tag-Along Sale, MCEL shall deliver to the Proposed Transferor the certificate(s) evidencing the Shares to be Transferred by MCEL, duly endorsed, or with stock (or equivalent) powers duly endorsed for Transfer, free and clear of any Liens, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration therefor. If the Proposed Transferor has not completed the proposed Tag-Along Sale as of the end of the ninetieth (90th) day (or if such ninetieth (90th) day is not a Business Day, then on the next succeeding Business Day) following the date of the ROFR Offer, MCEL shall be released from any obligation to Transfer its Shares under such Tag-Along Sale, the ROFR Notice and the Tag-Along Notice shall be null and void, and it shall be necessary for a separate ROFR Notice to be furnished, and the terms and provisions of Article III and this Article IV separately complied with, in order to consummate such Tag-Along Sale pursuant to this Article IV.

DRAG-ALONG RIGHTS

  Drag-Along Right; Notice. (a)  If, at any time following the date on which (and thereafter for so long as) MCEL Beneficially Owns fifty percent (50%) or more of the Company’s then issued and outstanding shares of voting capital stock, MCEL receives a bona fide written offer (a “Drag-Along Sale Offer”) from a Proposed Purchaser other than a Permitted Transferee, and desires to Transfer all Shares Beneficially Owned by MCEL to such Proposed Purchaser, in a single transaction or a series of related transactions (a “Drag-Along Sale”), MCEL may, at its option, require that each other Stockholder (each, a “Drag-Along Seller”) Transfer all of their respective Shares to such Proposed Purchaser upon the terms and subject to the conditions of the Drag-Along Sale. Notwithstanding the foregoing, if the price per Share set forth in such Drag-Along Sale Offer is equal to or less than the purchase price per Share paid by MCEL for such Share under the Joint Development Agreement, and MCEL desires to Transfer its Shares to such Proposed Purchaser, then MCEL shall provide written notice of such offer to each other Stockholder. Upon receipt of such Drag-Along Sale Offer, the other Stockholders shall have a right, exercisable upon written notice to MCEL delivered within twenty (20) days after its receipt of the Drag-Along Sale Offer from MCEL, to purchase all, but not less than all, of the Shares proposed to be sold in such Drag-Along Sale.

(b) If the price per Share set forth in the Drag-Along Sale Offer is greater than the purchase price per Share paid by MCEL for such Share under the Joint Development Agreement, MCEL shall provide written notice (the “Drag-Along Transfer Notice”) of any proposed Drag-Along Sale to the Company and each other Stockholder at least thirty (30) days prior to the proposed effective date of the Drag-Along Sale. The Drag-Along Transfer Notice shall include (i) the number of Shares proposed to be Transferred by MCEL, (ii) the name and address of the Proposed Purchaser in such Drag-Along Sale, (iii) the proposed consideration to be paid by the Proposed Purchaser with respect to the Shares in such Drag-Along Sale, (iv) the other material terms and conditions of such proposed Drag-Along Sale, (v) the proposed effective date of the proposed Drag-Along Sale and (vi) that the Proposed Purchaser has been informed of the drag-along rights set forth in this Article V, and has agreed to purchase Shares Beneficially Owned by other Stockholders in accordance with the terms hereof.

  Drag-Along Sale Terms. In the event that a Drag-Along Seller shall be required to Transfer its Shares in a Drag-Along Sale, such Drag-Along Seller shall, at or prior to the closing of any such proposed Drag-Along Sale, execute any purchase agreement or other certificate, instrument or other agreement required by the Proposed Purchaser to consummate the proposed Drag-Along Sale, subject to the last sentence of this Section 5.2. The Drag-Along Sellers shall not be required to comply with Article III in respect of a Transfer pursuant to this Article V. The obligations of the Drag-Along Sellers with respect to a Drag-Along Sale are subject to the satisfaction to the following conditions (unless waived in writing): (a) MCEL and all Drag-Along Sellers shall receive the same per Share amounts and the same timing (deferred, contingent or otherwise) and forms of consideration (and in the same relative proportions if more than one form is received) under such Drag-Along Sale; provided, however, that each such seller acknowledges that appropriate reduction will be made, if required by applicable law, for appropriate tax withholdings; (b) no Drag-Along Seller participating in a Drag-Along Sale shall be required to make any representations or warranties in connection with such Drag-Along Sale except as to (i) good title and the absence of Liens with respect to such Drag-Along Seller’s Shares being sold, (ii) the validity and binding effect (subject only to the usual and customary qualifications) of (as against such Drag-Along Seller) any agreement entered into by such Drag-Along Seller in connection with such Drag-Along Sale, and (iii) the absence of any conflicts under any material agreements of such Drag-Along Seller or applicable law; and (c) no Drag-Along Seller shall be required to provide any indemnities in connection with such Drag-Along Sale except for indemnities for losses resulting from a breach of the above-stated representations and warranties.

  Drag-Along Closing. The closing of a Drag-Along Sale pursuant to this Article V shall take place at the time and place set forth in the Drag-Along Transfer Notice or such other time and place as MCEL shall specify by notice to each Drag-Along Seller. At the closing of such Drag-Along Sale, each Drag-Along Seller participating in such Drag-Along Sale shall deliver to MCEL the certificate(s) evidencing the Shares to be Transferred by such Drag-Along Seller, duly endorsed, or with stock (or equivalent) powers duly endorsed, for Transfer with signature guaranteed, free and clear of any Liens, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration therefor. If MCEL has not completed the proposed Drag-Along Sale as of the end of the one hundred eightieth (180th) day (or if such one hundred eightieth (180th) day is not a Business Day, then on the next succeeding Business Day) following the date of the Drag-Along Transfer Notice, each Drag-Along Seller with respect to such Drag-Along Sale shall be released from any obligation to Transfer its Shares under such Drag-Along Sale, the Drag-Along Transfer Notice shall be null and void, and it shall be necessary for a separate Drag-Along Transfer Notice to be furnished, and the terms and provisions of this Article V separately complied with, in order to consummate such Drag-Along Sale pursuant to this Article V, unless the failure to complete such proposed Drag-Along Sale resulted from any failure by any Drag-Along Seller to comply with the terms of this Article V.

  Business Combinations. In the event that the Drag-Along Sale is consummated through a business combination (whether by way of merger, recapitalization, sale of assets or otherwise), then each Drag-Along Seller shall, if requested by the Company (i) vote for, consent to and/or not raise objections against such Drag-Along Sale, (ii) waive (to the extent applicable) any dissenters, appraisal rights or similar rights in connection with a merger or consolidation and (iii) take all necessary and desirable actions in connection with the consummation of the Drag-Along Sale as reasonably requested by the Company, including, without limitation, exercising any Options or conversion privileges.

PREEMPTIVE RIGHTS

  Preemptive Rights Notice. In the event that the Company proposes to undertake an issuance or sale, or enter into any agreements providing for the issuance or sale, of any New Securities other than Permitted Issuances (each a “Subject Issuance”), the Company shall deliver a written notice (the “Preemptive Rights Notice”) of the principal terms thereof to each Stockholder at least thirty (30) days prior to the proposed Subject Issuance. The Preemptive Rights Notice shall specify the number and class of New Securities to be issued in the Subject Issuance, the proposed consideration with respect to such proposed Subject Issuance and any other material terms and conditions of such proposed Subject Issuance.

  Preemptive Rights. Each Stockholder that wishes to subscribe for up to such Stockholder’s Pro Rata Share of New Securities (each, a “Subscribing Stockholder”), upon the same economic terms and subject to the conditions set forth in the Preemptive Rights Notice, shall deliver written notice to the Company within twenty (20) days of the date of the Preemptive Rights Notice, which notice shall specify the number of New Securities (not to exceed such Subscribing Stockholder’s Pro Rata Share thereof) that such Subscribing Stockholder desires to acquire in the Subject Issuance.

  Preemptive Rights Closing. The closing (the “Preemptive Rights Closing”) of the purchase by the Subscribing Stockholders of New Securities pursuant to this Article VI shall take place at the principal office of the Company either, at the option of the Company, (a) on the thirtieth (30th) day after the date of the Preemptive Rights Notice (or if such thirtieth (30th) day is not a Business Day, then on the next succeeding Business Day) or (b) simultaneously with (and, if specified by the Company, as a part of) the closing of, the Subject Issuance. At the Preemptive Rights Closing, the Company shall deliver to each Subscribing Stockholder an original certificate or other appropriate instrument evidencing the New Securities to be purchased by such Subscribing Stockholder and registered in the name of such Subscribing Stockholder or its designated nominee(s), against payment to the Company of the appropriate consideration therefor. The New Securities issued pursuant to this Article VI shall be duly authorized, fully paid and non-assessable, not subject to any Lien and freely transferable subject only to compliance with any applicable securities laws.

  Form of Consideration. All payments for New Securities pursuant to this Article VI shall be made in accordance with the payment terms specified in the Preemptive Rights Notice (deferred, contingent or otherwise) and shall be made in cash, notwithstanding any other payment terms offered to the Company by the proposed subscriber. If the proposed consideration for any such sale specified in the Preemptive Rights Notice is to be paid in any property other than cash, the Company shall engage and instruct a reputable independent accounting firm (not acting or representing the Company in other matters at that time) to prepare a valuation of such property. The costs of such accounting firm in respect of such valuation shall be borne by the Company.

  Time Limitation. If, as of the end of the one hundred twentieth (120th) day (or if such one hundred twentieth (120th) day is not a Business Day, then on the next succeeding Business Day) following the date of the Preemptive Rights Notice, the Company has not completed the Subject Issuance, each Subscribing Stockholder shall be released from any obligations with respect to such Subject Issuance, the Preemptive Rights Notice shall be null and void, and it shall be necessary for a separate Preemptive Rights Notice to be furnished, and the terms and provisions of this Article VI separately complied with, in order to consummate such Subject Issuance pursuant to this Article VI. If the Company determines at any time within such one hundred twentieth (120th) day period that the issuance of all or any part of such New Securities at a price and on terms permitted by this Article VI is impractical, the Company may terminate all attempts to complete such Subject Issuance and recommence the procedures of this Article VI in their entirety without waiting for the expiration of such one hundred twentieth (120th) day period.

COVENANTS

  Additional Stockholders. In the event that the Company issues any securities after the date hereof (each an “Additional Issuance”), no Additional Issuance shall be effective unless and until the recipient of such securities, if not already bound by the terms of this Agreement, shall agree in writing to become a party to, and to be bound by the terms and provisions of, this Agreement, and shall agree that the securities acquired by it pursuant to any Additional Issuance shall be subject to the terms of this Agreement. Upon any Additional Issuance of securities in accordance with the provisions of this Section, the recipient of such securities shall have the rights and obligations of a Stockholder hereunder as such rights and obligations exist of the date hereof. The Company shall update Exhibit A from time to time to reflect the admission of any additional Stockholder and any change in the number of Shares held by any existing Stockholder. The Company shall provide each Stockholder with a copy of each such updated Exhibit A.

  Termination of Buy-Sell Agreement. The Company, Kelley and Pratt agree that, effective on and as of the date hereof, without the need of any further action on the part of any such party, the Buy-Sell Agreement dated April 5, 2004 among the Company, Kelley and Pratt shall terminate and be of no further force and effect, notwithstanding any provision to the contrary contained in such agreement, and neither the Company, Kelley nor Pratt shall have any further liability or obligation with respect to such agreement or the termination thereof.

BOARD REPRESENTATION; VOTING AGREEMENT

  Board Representation. (a) Upon the occurrence of the First Closing, MCEL will be entitled to designate one (1) director (the “MCEL Designee”) to the three-member Board of Directors. The initial members of the Board of Directors following the First Closing will consist of Pratt, Kelley and the MCEL Designee. The number of directors on the Board of Directors will remain at three (3) unless otherwise agreed in writing by MCEL and the Founders (so long as MCEL and each such Founder continue to own Shares); provided, however, that if at any time MCEL’s percentage ownership of the outstanding equity of the Company exceeds sixty percent (60%), then the number of directors serving on the Board of Directors will be increased to five (5), consisting of Pratt, Kelley and three (3) MCEL Designees.

(b) At all times during the term of the Joint Development Agreement, (i) Pratt and Kelley will be directors on the Board of Directors, and (ii) MCEL’s representation on the Board of Directors will correspond, as closely as possible, to MCEL’s percentage ownership of the outstanding equity of the Company. So long as MCEL Beneficially Owns a percentage ownership of the outstanding equity of the Company of five percent (5%) or more, MCEL shall be entitled to designate one (1) director to the Board of Directors.

  Voting Agreement. The Stockholders agree to vote their respective Shares and take all such lawful actions necessary to implement the terms set forth in Section 8.1. The Stockholders will vote for any amendment or change to the Certificate of Incorporation and/or the Bylaws of the Company necessary at all times to ensure that such documents remain consistent with the terms of Section 8.1.

MISCELLANEOUS

  Expiration. The rights granted and the restrictions provided under Articles II, III, IV, V and VI of this Agreement shall expire upon the closing of a Qualified IPO.

  Tolling. All time periods specified herein are subject to reasonable extension for the purpose of complying with requirements of applicable law or regulation or the rules of any applicable securities exchange or interdealer quotation system.

  Stock Certificate Legend. The Company shall use commercially reasonable efforts to cause each certificate representing Shares to bear a legend substantially similar to the following legend, in addition to any other legends required under the Securities Act and other applicable securities laws or deemed appropriate or necessary by the Company:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND PROVISIONS OF A STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND ITS STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT IS ON FILE AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS, AND THE COMPANY WILL FURNISH A COPY OF SUCH AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

  Specific Performance. The parties hereto recognize that the Company’s Shares cannot be readily purchased or sold on the open market and that it is to the benefit of the Company and the Stockholders that this Agreement be carried out; and for those and other relevant reasons, the parties hereto would be irreparably damaged if this Agreement is not specifically enforced in the event of a breach hereof. Upon any breach or threatened breach of this Agreement, the parties hereto agree that monetary damages shall be inadequate for any such breach and that, therefore, such rights and obligations, and this Agreement, shall be enforceable by specific performance or other equitable remedies. The remedy of specific performance shall not be an exclusive remedy, but shall be cumulative of all other rights and remedies of the parties hereto at law, in equity or under this Agreement.

  Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one Business Day after deposit with an overnight courier service, or (iv) if sent by registered or certified mail, return receipt requested, three (3) Business Days after dispatch, in each case properly addressed to the party to receive the same as follows:

(a)	if to the Company: Gecko Energy Technologies, Inc. One Industrial Way West Eatontown, NJ 07724 Facsimile: (732) 542-4010 Attention: President

(b)	if to a Stockholder: at the address for such Stockholder set forth on Exhibit A attached hereto.

  Binding Effect. This Agreement, including, the rights and conditions contained herein in connection with disposition of Shares, shall be binding upon and inure to the benefit of the parties hereto, together with their respective heirs, executors, administrators, legal representatives, successors and assigns permitted under this Agreement.

  Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of New York, without giving effect to the conflict of law principles thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

  No Waiver. No failure or delay on the part of any party to exercise any right, power or remedy shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or of any other right, power, or remedy. The parties hereto may by written agreement extend the time for or waive or modify the performance of any of the obligations or other acts of the parties hereto.

  Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under applicable law, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

  Entire Agreement. This Agreement embodies the entire agreement and understanding between or among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between or among the parties hereto relating to the subject matter hereof.

  Amendments; Assignability. This Agreement shall not be amended, modified or supplemented except by a written agreement signed by the Company and the holders of a majority of the outstanding Shares Beneficially Owned by the Stockholders (and any such amendment, modification or supplement signed by the holders of a majority of the outstanding Shares Beneficially Owned by such Stockholders shall be binding on all such Stockholders). Except as provided herein, the respective rights and obligations of each party hereto shall not be assignable by any party without the prior written consent of the other parties, and any purported assignment without such prior written consent shall be void and of no force and effect.

  No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any Person, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by virtue of this Agreement and no Person shall assert any rights as a third party beneficiary hereunder.

  Captions. The captions of this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any facsimile copy of another party's executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

IN WITNESS WHEREOF, each Stockholder and the Company have caused this Stockholders Agreement to be duly executed as of the date first written above.

GECKO ENERGY TECHNOLOGIES, INC. By: /s/Ronald J. Kelley Name: Ronald J. Kelley Title: President
MILLENNIUM CELL INC. By: /s/Adam Briggs Name: Adam Briggs Title: President
/s/Ronald J. Kelley Ronald J. Kelley
/s/Steven D. Pratt Steven D. Pratt